UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

EDUCATION MANAGEMENT CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania (State of incorporation or organization)	25-1119571 (I.R.S. Employer Identification No.)

210 Sixth Avenue, 33rd Floor	15222
Pittsburgh, Pennsylvania 15222	(Zip Code)
(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act.

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

Common Stock, par value $0.01 per share	The NASDAQ Stock Market LLC

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-148259
(if applicable).

Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered
Item 2. Exhibits
SIGNATURE

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
          This Registration Statement on Form 8-A relates to the common stock, $0.01 par value per share, of Education Management Corporation (the “Company”). Reference is made to the information set forth under the caption “Description of Capital Stock” in the Prospectus constituting a part of the Company’s Registration Statement on Form S-1 (File No. 333-148259) under the Securities Act of 1933, as amended (the “Securities Act”), as filed with the Securities and Exchange Commission on December 21, 2007, and as amended on each of August 6, 2008, October 1, 2008, February 23, 2009, April 6, 2009, August 31, 2009 and September 21, 2009, which information is incorporated herein by reference. Any prospectus subsequently filed by the Company pursuant to Rule 424(b) under the Securities Act shall be deemed to be incorporated by reference into this Registration Statement on Form 8-A.
Item 2. Exhibits.
          None.

SIGNATURE
          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement on Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.
Dated: September 22, 2009

EDUCATION MANAGEMENT CORPORATION
By:	/s/ Edward H. West
Edward H. West
President and Chief Financial Officer